Exhibit 4.1

Form of UPO

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

UNIT PURCHASE OPTION

FOR THE PURCHASE OF

[    ] UNITS AND UNDERLYING SECURITIES

OF

CERECOR INC.

Purchase Option No. [ ]	Original Issue Date: , 2015

1. Purchase Option.

1.1                         Cerecor Inc., a Delaware corporation (the “Company”), hereby certifies that, in consideration of $100 and other good and valuable consideration, including as partial compensation for its services as underwriter to the Company, Maxim Group, LLC or its registered assigns (the “Holder”), is entitled to at any time and from time to time commencing on October [   ], 2015, the effective date of the Registration Statement (the “Effective Date”), and expiring at or before 5:00 p.m., New York City local time on October [  ], 2020, the fifth anniversary of the Effective Date (the “Expiration Date”), but not thereafter, subscribe for, purchase and receive, in whole or in part, up to [            ] ([        ]) units(1) (the “Units”) of the Company.  If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option shall expire on the next succeeding day that is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Option.

1.2                         Each Unit consists of and shall, upon exercise hereof, be immediately divisible upon exercise into (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) one Underwriters’ Class A warrant (“Class A Warrant”) to purchase one share of Common Stock and (iii) one Underwriters’ Class B warrant to purchase one-half of one share of Common Stock (“Class B Warrant” and together with the Class A Warrants, the “Warrants”); provided however, that due to the expiration of the Warrants

(1)  1% of the units sold in this offering (excluding the over-allotment).

in accordance with their terms, each such Unit will consist solely of (a) one share of Common Stock and (b) one Class A Warrant beginning on the first day following the eighteen month anniversary of the Closing Date (as defined in the Underwriting Agreement (the “Underwriting Agreement”) between the Company and Maxim Group, LLC, (the “Representative”) and the other underwriters named therein, dated the Effective Date); and provided further, that each such Unit will consist solely of one share of Common Stock beginning on the first day following the thirty-six month anniversary of the Closing Date. No actual Units shall be issued upon exercise of this Purchase Option, and upon exercise hereof and payment of the applicable Exercise Price as provided for herein, the Holder shall be entitled to receive shares of Common Stock, Class A Warrants and Class B Warrants, as the case may be.  All references in this Purchase Option to “Units” shall refer to the purchase of the Common Stock, Class A Warrants and Class B Warrants, as the case may be, that each Unit is divisible into.

1.3              Each Class A Warrant and Class B Warrant, upon the exercise of this Purchase Option, shall be issued pursuant to the terms of a Underwriters’ Class A Warrant Agreement and Underwriters’ Class B Warrant Agreement substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively.

1.4              This Purchase Option is initially exercisable at $[        ] per Unit(2) (the “Initial Exercise Price”); provided however, that the exercise price shall be reduced to $[        ] on the date that is the day after the eighteen month anniversary of the Closing Date (such reduction in exercise price equaling the value of the Class B Warrant included as part of the Initial Exercise Price, the “Eighteen Month Exercise Price”); and provided further, that the exercise price shall be reduced to $[        ] on the date that is the day after the thirty-six month anniversary of the Closing Date (such reduction in exercise price equaling the value of the Class A Warrant included as part of the Initial Exercise Price, the “Thirty-Six Month Exercise Price” and together with the Initial Exercise Price and the Eighteen Month Exercise Price, the “Exercise Price”). The number of shares of Common Stock and Warrants purchasable hereunder and the Exercise Price are subject to adjustment as provided in this Purchase Option.

1.5              Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (5) the Company authorizes the voluntary dissolution, liquidation or winding up of affairs of the Company.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

(2)  115% of the public offering price per Unit in the offering.

“Offering” has the meaning as set forth in that certain Underwriting Agreement, dated as of October [  ], 2015, by and between the Company and the Representative, as the representative of the Underwriters named on Schedule I thereto.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Purchase Option.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus” means the prospectus dated October [  ], 2015 filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the shares of Common Stock included in the Units, the Class A Warrants, the Class B Warrants and the shares of Common Stock issuable upon exercise of the Warrants.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2. Exercise.

2.1 Exercise. This Purchase Option may be exercised by the Holder in whole or in part at any time or in part from time to time commencing on the Effective Date and before the Expiration Date by: (x) delivering a (the “Exercise Notice”) attached hereto as Annex I (duly executed by the Holder) and (y) making payment of the Exercise Price in cash, certified or official bank check payable to the order of the Company or wire transfer of immediately available funds (to an account designated by the Company), in any case in an amount obtained by multiplying (a) the number of Units designated by the Holder in the Exercise Notice by (b) the Exercise Price then in effect. In the event of a partial exercise or assignment hereof, the Company shall issue and deliver to or upon the order of the Holder a new Purchase Option of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of applicable transfer taxes) may request, evidencing the right to purchase the aggregate number of Units for which such Purchase Option may still be exercised. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m. New York City local time on the Expiration Date, this Purchase Option automatically shall become and be void, without further force or effect, and all rights represented hereby shall cease and expire.

2.2 Cashless Exercise. If on the Date of Exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Common Stock underlying the Units, the Warrants underlying the Units and the shares of Common Stock underlying the Warrants (collectively, the

“Registrable Securities”), the Holder may notify the Company in the Exercise Notice of its election to utilize cashless exercise (the “Conversion Right”), in which event the Company shall issue to the Holder the underlying components of that number of Units (including Warrants, if such Warrants form part of the Unit at the time of such Conversion Rights as described in Section 1.2 hereof) determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Units to be issued to the Holder.

Y = the number of Units with respect to which this Purchase Option is being exercised.

A = the Fair Market Value of the Units.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the components of the Units issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the components of Units shall be deemed to have commenced, on the date this Purchase Option was originally issued, subject to the rules and regulations set forth under the Securities Act.

As used herein, the term “Fair Market Value” per Unit at any date shall mean the sum of (i) the Current Market Price of the Common Stock underlying one Unit, which shall not include the shares of Common Stock underlying the Class A Warrants and Class B Warrants included in such Unit, as applicable, and (ii) the Current Market Price of the Class A Warrants and (iii) the Current Market Price of the Class B Warrants.

As used herein, the term “Current Market Price” shall mean (I) with respect to the Common Stock, (i) if the Common Stock is listed on a Trading Market, the closing price of the Common Stock in the principal Trading Market for the Common Stock, on such Trading Market on the trading day immediately prior to the date the Exercise Notice is submitted to the Company in connection with the exercise of this Purchase Option; (ii) if the Common Stock is not listed on a Trading Market, but are traded in the over-the-counter market, the closing bid price for the Common Stock on the trading day immediately preceding the date the Exercise Notice is submitted in connection with the exercise of this Purchase Option for which such quotations are reported by the OTC Marketplace or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as shall be determined by the Company’s board in good faith and (II) with respect to the Warrants, such price as shall be determined by the Company’s board in good faith.

2.3 [INTENTIONALLY OMITTED]

2.4 No Cash Settlement. Notwithstanding anything to the contrary contained in this Purchase Option, under no circumstances will the Company be required to net cash settle the exercise of the Purchase Option or the Warrants underlying the Purchase Option.

2.5 Delivery of Purchase Option.

2.5.1 Upon delivery of the Exercise Notice attached hereto as Annex I to the Company at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Units that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than five (5) Trading Days after the Date of Exercise) issue and deliver to the Holder, a certificate for the Common Stock and Warrant issuable upon such exercise.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice, appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Units pursuant to Section 2.1 or 2.2, as the case may be, and so indicated by the Holder to be purchased.

2.5.2 Each certificate for shares of Common Stock underlying the Units, the Warrants and the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) shall bear a legend as follows, unless such Common Stock, Warrants and/or Warrant Shares (collectively, the “Securities”) have been registered under the Securities Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law which, in the opinion of counsel to the Company, is available.”

2.5.3 The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Registrable Securities has been declared effective by the Commission, use its commercially reasonable efforts to deliver the Registrable Securities electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Registrable Securities electronically through the Depository Trust Corporation.

2.5.4 If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Units in the manner required pursuant to Section 2.5, then the Holder will have the right to rescind such exercise.

2.5.5 If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required components underlying the Units in the manner required pursuant to Section 2.5, and if after such fifth Trading Day and prior to the receipt of the components of the Units exercised pursuant to the Exercise Notice, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock and/or Warrants to deliver in satisfaction of a sale by the Holder of the Common Stock and/or Warrants which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock and/or Warrants so purchased (such number of shares not to exceed the number of shares of Common Stock and/or Warrants that the Company was required to deliver to the Holder in connection with the exercise) exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock and/or Warrants that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock, Class A Warrant or Class B Warrant, as the case may be, on the Date of Exercise or, if there is no closing bid price, the fair market value of the Common Stock, Class A Warrant or Class B Warrant, as the case may be, as determined by the Company’s board in good faith and (2) at the option of the Holder, either reinstate the portion of the Purchase Option and equivalent number of Units, shares of Common Stock and Warrants for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock and Warrants that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, and, upon request of the Company, evidence of the amount of such loss.

2.5.6 The Company’s obligations to issue and deliver shares of Common Stock and Warrants upon the exercise of the Purchase Option in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of the shares of Common Stock and the Warrants upon exercise of the Purchase Option as required pursuant to the terms hereof.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the shares of Common Stock and Warrants upon exercise of the Purchase Option as required pursuant to the terms hereof.

2.6 Charges, Taxes and Expenses.  Issuance and delivery of the shares of Common Stock and Warrants upon exercise of this Purchase Option shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for shares of Common Stock or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Purchase Option or receiving Common Stock and Warrants upon exercise hereof.

3. Transfer.

3.1 General Restrictions. The Holder agrees by his, her or its acceptance hereof, that except by operation of law or by reason of reorganization of the Company, such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Option (including the Securities hereunder) for a period of one hundred eighty (180) days following the Effective Date to any person other than to (i) the Representative or an underwriter or a selected dealer participating in the Offering, or (ii) an officer or partner of Maxim or of any such underwriter or selected dealer, and in each case the Purchase Option so transferred must remain subject to the foregoing lock-up restriction for the remainder of the time period in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Option (including the Securities hereunder) to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Option (including the Securities hereunder), other than the transfer to (i) Maxim or an underwriter or a selected dealer participating in the Offering, or (ii) an officer or partner of Maxim or of any such underwriter or selected dealer, and in each case the Purchase Option so transferred must remain subject to the foregoing lock-up restriction for the remainder of the time period in accordance with FINRA Conduct Rule 5110(g)(1).  On and after 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Annex II duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Securities purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The Securities evidenced by this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the Securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Loeb & Loeb LLP shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to the offer and sale of such Securities has been filed by the Company and declared effective by the Commission and compliance with applicable state securities law has been established.

4. Lost Certificate.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification (which shall not include a surety bond), if requested, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. Registration Rights.

5.1 Demand Registration. The Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least 51% of the total Registrable Securities underlying all outstanding Purchase Options (“Majority Holders”) agrees to register (a “Demand Registration”), under the Securities Act on no more than two occasions, all or any portion of the Registrable Securities so long as such registration is with respect to at least thirty-three percent (33%) of the Registrable Securities (or a lesser percent if the anticipated aggregate offering price, net of selling expenses, would exceed $5 million).  For the avoidance of doubt, in the event that more than one Purchase Option is issued as compensation to an underwriter of the Company in the Offering, a Demand Registration may be made only upon written demand of the Holders of at least 51% of the total Registrable Securities underlying all outstanding Purchase Options. On such occasion, the Company will file a registration statement covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its commercially reasonable efforts to have such registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement or in the Company’s good faith estimate it plans to file a registration statement within sixty (60) days following such demand with respect to which the Holder is entitled to piggy-back registration rights pursuant to Section 5.2 hereof and either: (i) the Holder was or will be given the opportunity to exercise its piggy-back registration rights with respect to all of the underlying Registrable Securities under Section 5.2 hereof in connection with the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated; provided further that the Company may be permitted to defer taking action with respect to filing a registration statement for a period of not more than ninety (90) days after the date of the Demand Notice if the Company’s board of directors determines in its good faith judgment that it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act.

The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of any portion of this Purchase Option issued in connection with the Offering and/or the Registrable Securities thereunder within ten (10) days from the date of the receipt of such Demand Notice.  The Holders of this Purchase Option issued in connection with the Offering shall not, in the aggregate, effect more than two (2) Demand Registrations pursuant to this Section 5.1.  A registration will not count as a Demand Registration until the registration statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations hereunder with respect thereto unless the Majority Holders withdraw their request for such registration and elect not to pay the registration expenses therefor that were incurred by the Company; provided, however, that if, after such registration statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the registration statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Majority Holders thereafter elect to continue the offering.  The Company shall bear all fees and expenses attendant to the first Demand Registration pursuant to Section 5.1, including the reasonable and documented expenses of a single legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities in an amount not to exceed $50,000, but the Holders shall pay any and all underwriting commissions or brokerage fees related to the Registrable Securities, if applicable.  The fees and expenses attendant to an additional Demand Registration pursuant to this Section 5.1 shall be borne by the Holder(s). The Company agrees to use its commercially reasonable efforts to cause the filing required herein to become effective promptly. The Company shall use its commercially reasonable efforts to cause any registration statement filed pursuant to a Demand Registration to remain effective for a period of at least six (6) consecutive months from the effective date of such registration statement or, if earlier, until the distribution contemplated in the registration statement has been completed. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statements, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission.

5.2 “Piggy-Back” Registration. In addition to the Demand Registration described in Section 5.1 hereof, the Holder shall have the right to include the Registrable Securities as part of any other registration of securities filed by the Company solely for cash (other than (I) in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act, (II) pursuant to Form S-8 or any equivalent form, or (III) a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered) (the “Piggy-Back Registration”).  The Holders shall be entitled to unlimited piggy-back registration rights pursuant to this Section 5.2.  The Company shall use its commercially reasonable efforts to cause such Registrable Securities to be included in such registration statement and shall use its commercially reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof, unless, in the reasonable business judgment of the Company and the managing underwriter(s), the inclusion of the Registrable Securities in the registration statement would materially impair the Company’s or the selling stockholder’s ability to sell all of the shares otherwise included in such registration statement, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the managing underwriter(s) shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Registrable Securities. Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the registration statement.  Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders of Registrable Securities in connection with such Piggy-Back Registration as provided in this Section 5.2.  The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to this Section 5.2, including the reasonable and documented expenses of a single legal counsel selected by the Holder(s) to represent them in connection with the sale of the Registrable Securities, but the Holder(s) shall pay any and all underwriting commissions or brokerage fees related to the Registrable Securities.  In the event of such a proposed registration, the Company shall furnish the then Holder(s) of outstanding Registrable Securities with not less than ten (10) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holder(s) shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder(s). The Holder(s) of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within five (5) days of the receipt of the Company’s notice of its intention to file a registration statement.  All Holder(s) proposing to distribute their Registrable Securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Piggy-Back Registration. The Company shall cause any registration statement filed pursuant to the above “piggyback” rights to remain effective for at least nine months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities.

5.3 General Terms.

5.3.1 Term of Registration Rights. The rights set forth in Sections 5.1 and 5.2 shall terminate upon the earliest to occur of (i) the fifth anniversary of the Effective Date and (ii) when all Registrable Securities may be sold without restriction under Rule 144 promulgated by the Commission under the Securities Act.  Notwithstanding anything to the contrary set forth herein, the Company shall have no obligation to effect any Demand Registration unless the Majority Holders exercise their respective Purchase Options prior to or simultaneously with the delivery of a Demand Notice in an aggregate amount equal to no less than thirty-three percent (33%) of the Registrable Securities available for exercise pursuant to all Purchase Options issued in connection with this Offering (or a lesser percent if the anticipated aggregate offering price, net of selling expenses, would exceed $5 million).

5.3.2  Holder Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 5.1 and 5.2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Stock Dividends; Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares of Common Stock. In such case, the number of shares of Common Stock, the Warrants underlying each of the Units purchasable hereunder and the exercise price applicable to the Warrants, as the case may be, shall be adjusted in accordance with the terms of the Warrants. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Purchase Option is for the purchase of one Unit at $[  ] whole Unit (each share of Common Stock underlying the Class A Warrant is exercisable for $[ ] per share and each full share of Common Stock underlying the Class B Warrant is exercisable for $[ ] per share), upon effectiveness of the dividend, this Purchase Option will be adjusted to allow for the purchase of one Unit at $[  ] per Unit, each Unit entitling the holder to receive two shares of Common Stock, two Class A Warrants (each share of Common Stock underlying the Class A Warrant will be exercisable for $[.  ] per share) and two Class B Warrants (each each full share of Common Stock underlying the Class B Warrant will be exercisable for $[.  ] per share).

6.1.2 Fundamental Transactions.  If, at any time while this Purchase Option is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Purchase Option, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Securities then issuable upon exercise in full of this Purchase Option and the underlying Warrants (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Purchase Option following such Fundamental Transaction.  At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new purchase option substantially in the form of this Purchase Option and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Purchase Option (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

6.1.3 Aggregation of Shares. If after the date hereof, the number of shares of Common Stock outstanding is decreased by a consolidation, combination or reclassification of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares of Common Stock. In such case, the number of shares of Common Stock underlying the Warrants that are a component of each of the Units and the exercise price applicable to the Warrants shall be adjusted in accordance with the terms of the Warrants.

6.1.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Stock other than a change covered by Section 6.1.1,6.1.2 or 6.1.3 hereof or that solely affects the par value of such Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holders of this

Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holders of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in Common Stock covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

6.1.4 Changes in Form of Purchase Option. This form of Purchase Option need not be changed because of any change pursuant to this Section, and the Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holders of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2 Substitute Purchase Option. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holders a supplemental Purchase Option providing that the holder of each Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Option) to receive, upon exercise of such Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Purchase Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Purchase Option shall provide for adjustments which shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

6.3 Elimination of Fractional Interests. No fractional shares will be issued in connection with any exercise of the Purchase Option or the Warrants.  In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one share of Common Stock as reported by the applicable trading market on the date of exercise.

7. Reservation. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of the Purchase Options or the Warrants underlying the Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. The Company further covenants and agrees that upon exercise of the Warrants underlying the Purchase Options and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company, including the right to receive dividends, or other distributions, exercise any preemptive rights or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

8.2  Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (a “Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same.

8.3 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, mailed by express mail or private courier service, or sent by facsimile transmission, with confirmation of receipt: (i) If to the registered Holders of the Purchase Option, to the address and/or fax number of such Holders as shown on the books of the Company or to such other address or and fax number as the Holders may designate by notice to the Company, or (ii) if to the Company, to the following address or fax number or to such other address or and fax number as the Company may designate by notice to the Holders:

Cerecor Inc.

400 East Pratt St., Suite 606

Baltimore, MD 21202

Facsimile number: 410-327-4084

Attention: Chief Executive Officer

9. Miscellaneous.

9.1 Amendments. The Company and the Representative may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Representative may deem necessary or desirable and that the Company and the Representative deem shall not adversely affect the interest of the Holders. All other modifications or amendments to this Purchase Option shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

9.3 Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holders and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Purchase Option shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Purchase Option and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Purchase Option and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Purchase Option or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Purchase Option, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

9.6  Waiver, Etc. The failure of the Company or the Holders to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holders to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7  Execution. It is agreed that deliver of the Company’s signature hereon by facsimile or other electronic method of delivery shall constitute a valid signature and delivery.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the      day of October, 2015.

CERECOR INC.

By:
Name:
Title:

Annex I

Form to be used to exercise Purchase Option

Cerecor Inc.

400 East Pratt St., Suite 606

Baltimore, MD 21202

Date:                     , 20

The undersigned hereby elects irrevocably to exercise all or a portion of the within Purchase Option and to purchase              Units of Cerecor Inc. and hereby makes payment of $             (at the rate of $             per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Warrants as to which this Purchase Option is exercised in accordance with the instructions given below.

or

The undersigned hereby elects irrevocably to exercise the Conversion Right to purchase              Units purchasable under the within Purchase Option by surrender of the unexercised portion of the attached Purchase Option (based on a “Fair Market Value” of $             and based on a “Current Market Price” of $            ). Please issue the securities comprising the Units as to which this Purchase Option is exercised in accordance with the instructions given below.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Number of Shares of Common Stock
Name
(Print in Block Letters)
Address
Number of Class A Warrants
Name
(Print in Block Letters)
Address

Number of Class B Warrants
Name
(Print in Block Letters)
Address

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK,

OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

Annex II

Form to be used to assign Purchase Option

ASSIGNMENT

(To be executed by the registered Holders to effect a transfer of the within Purchase Option):

FOR VALUE RECEIVED,                                         does hereby sell, assign and transfer unto                                         the right to purchase              Units of Cerecor Inc. (the “Company”) evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:                    , 20

Signature

Signature Guaranteed

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

EXHIBIT A

UNDERWRITERS’ CLASS A WARRANT AGREEMENT

26

Form of Underwriters’ Class A Common Stock Warrant

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

CERECOR INC.

UNDERWRITERS’ CLASS A
COMMON STOCK WARRANT

Warrant No. [ ]	Original Issue Date: , 201[ ](1)

Cerecor Inc., a Delaware corporation (the “Company”), hereby certifies that, as partial compensation for its services as underwriter to the Company,             or its registered assigns (the “Holder”), is entitled to at any time and from time to time commencing on the date hereof through and including October [  ]             , 2018, the thirty-six (36) month anniversary of the Effective Date (the “Expiration Date”), but not thereafter, exercise this Warrant to purchase and receive in whole or in part up to [  ](2)shares of common stock, par value $0.001 per share of the Company (the “Common Stock”) underlying this Warrant (the “Warrant Shares”), subject to the following terms and conditions:

1.                                      Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.

(1)  Original Issue Date shall be determined following the exercise of the UPO in accordance with the terms of the UPO.

(2)  Amount to equal 1% of the Firm Units sold in the Offering; provided, however, if more than one warrant is issued, the aggregate amount of shares underlying all of the warrants will equal 1% of the Firm Units sold in the Offering.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means $[    ] per share(3) , subject to adjustment in accordance with Section 10.

“Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property,  (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (5) the Company authorizes the voluntary dissolution, liquidation or winding up of affairs of the Company.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Offering” has the meaning as set forth in that certain Underwriting Agreement, dated as of [  ], 2015, by and between the Company and Maxim Group LLC, as the representative of the Underwriters named on Schedule I thereto.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus” means the prospectus dated October [  ], 2015 filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

(3)  Exercise price will equal 115% of the exercise price of  the Class A Warrants sold in the Offering.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2.                                      Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.                                      General Restrictions on Transfers.  The registered Holder of this Warrant agrees by his, her or its acceptance hereof, that except by operation of law or by reason of reorganization of the Company, such Holder will not: (a) sell, transfer, assign, pledge or  hypothecate this Warrant for a period of one hundred eighty (180) days immediately following the effective date of the registration statement, of which the Prospectus forms a part (the “Effective Date”) to any person other than to (i) Maxim Group LLC (“Maxim”) or an underwriter or a selected dealer participating in the Offering, or (ii) an officer or partner of Maxim or of any such underwriter or selected dealer, and in each case the Warrant so transferred must remain subject to the foregoing lock-up restriction for the remainder of the time period in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Warrant or the Warrant Shares issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or the Warrant Shares hereunder, other than the transfer to (i) Maxim or an underwriter or a selected dealer participating in the Offering, or (ii) an officer or partner of Maxim or of any such underwriter or selected dealer, and in each case the Warrant so transferred must remain subject to the foregoing lock-up restriction for the remainder of the time period in accordance with FINRA Conduct Rule 5110(g)(1).  On and after 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

4.                                      Restrictions Imposed by the Securities Act. The securities evidenced by this Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Loeb & Loeb LLP that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

5.                                      Exercise and Duration of Warrants.  This Warrant shall be exercisable by the registered Holder at any time and from time to time commencing on the Original Issue Date through and including the Expiration Date.  At 5:00 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.  The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

6.                                      Delivery of Warrant Shares.

(a)                           Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than five (5) Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise.

(b)                           Each certificate for the Warrant Shares purchased under this Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law which, in the opinion of counsel to the Company, is available.”

(c)                            The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Commission, use its commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the

Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(d)                           If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 6(a), then the Holder will have the right to rescind such exercise.

(e)                            If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 6(a), and if after such fifth Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (such number of shares not to exceed the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise) exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock or Warrants that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, and, upon request, of the Company, evidence of the amount of such loss.

(f)                             The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

7.                                      Charges, Taxes and Expenses.  Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

8.                                      Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new warrant, (a “New Warrant”), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

9.                                      Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available shares of Common Stock solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of shares of Common Stock which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

10.                               Certain Adjustments.  From and after the Original Issue Date, the Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

(a)                           Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)                           Fundamental Transactions.  If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)                            Adjustments for Other Distributions  In the event the Company shall declare a distribution on the outstanding Common Stock that is payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s board of directors) or options or rights, then, in each such case for the purpose of this Section 10(c), upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution (or the date of such distribution if no record date is fixed).

(d)                           Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to this Section 10, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)                            Calculations.  All calculations under this Section 10 shall be made to the nearest cent or the nearest whole share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered outstanding shares of Common Stock.

(f)                             Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

11.                               Payment of Exercise Price.  The Holder may pay the Exercise Price in one of the following manners:

(a)                           Cash Exercise.  The Holder may deliver immediately available funds; or

(b)                           Cashless Exercise.  If on the Date of Exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Warrant Shares, the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the fair market value of one share of Common Stock.

B = the Exercise Price.

For purposes of this Section 11(b), the fair market value of one share of Common Stock is defined as follows:

(i) if the Company’s Common Stock is traded on a Trading Market, the fair market value shall be deemed the closing price on such Trading Market on the Trading Day immediately prior to the date the exercise form is submitted to the Company in connection with the exercise of this Warrant; or

(ii) if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the closing bid on the Trading Day immediately prior to the date the exercise form is submitted in connection with the exercise of this Warrant; or

(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s board of directors.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

12.                               No Fractional Shares.  No fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

13.                               [INTENTIONALLY OMITTED]

14.                               No Rights as Stockholder.  This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, except as otherwise set forth herein, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

15.                               Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 15 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 15 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be: (i) if to the Company, to Cerecor Inc., 400 East Pratt St., Suite 606, Baltimore, MD 21202, facsimile number: 410-327-4084 , Attention: Chief Executive Officer (or such other address as the Company shall indicate in writing in accordance with this Section 15), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 15.

16.                               Redemption.

(a)                                 Redemption. Subject to the second sentence of this Section 16.1, this Warrant may be redeemed, at the option of the Company, at any time from and after one year following the Original Issue Date and prior to Expiration Date upon the notice referred to in Section 16.2, at the price of $.001 per Warrant (“Redemption Price”); provided that the last sales price of the Common Stock has been equal to or greater than 200% of the Exercise Price (subject to adjustment for splits, dividends, recapitalizations and other similar events), on any twenty (20) Trading Days within a thirty (30) Trading Day period ending on the third business day prior to the date on which notice of redemption is given.  Notwithstanding the foregoing, a registration statement under the Securities Act with respect to the Warrant Shares must be effective and a current prospectus must be available for use by the Holder(s) hereof during such thirty (30) Trading Day period in order for the Company to exercise its redemption rights pursuant to this Section 16.

(b)                                 Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem this Warrant, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the Holder(s) of the Warrants to be redeemed at their last addresses as they shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder received such notice.

(c)                                  Exercise After Notice of Redemption. The Warrants may be exercised in accordance with Section 16 of this Warrant at any time after notice of redemption shall have been given by the Company pursuant to Section 16 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the Holder(s) of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

(d)                                 No Other Rights to Cash Payment. Except for a redemption in accordance with this Section 16, no Registered Holder of this Warrant shall be entitled to any cash payment whatsoever from the Company in connection with the ownership, exercise or surrender of this Warrant.

17.                               Miscellaneous.

(a)                           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)                           All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)                            The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)                           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)                            Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CERECOR INC.

By:
Name:
Title:

EXERCISE NOTICE
CERECOR INC.
WARRANT DATED         , 201[  ]

The undersigned Holder hereby irrevocably elects to purchase                Warrant Shares pursuant to the above referenced Warrant.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)                                 The undersigned Holder hereby exercises its right to purchase                   Warrant Shares pursuant to the Warrant.

(2)                                 (PLEASE CHECK ONE METHOD OF PAYMENT)      The Holder shall pay the sum of $             to the Company in accordance with the terms of the Warrant OR        The Holder shall exercise the Warrant cashlessly in accordance with the terms of the Warrant.

(3)                                 Pursuant to this Exercise Notice, the Company shall deliver to the holder                 Warrant Shares in accordance with the terms of the Warrant.

Dated: ,	Name of Holder:

(Print)

Name:
Title:
Date:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

CERECOR INC.
WARRANT DATED           , 201[  ]
WARRANT NO. [ ]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                  the right represented by the above-captioned Warrant to purchase               share of Company Common Stock and appoints                  attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT B

UNDERWRITERS’ CLASS B WARRANT AGREEMENT

1

Form of Underwriters’ Class B Common Stock Warrant

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

CERECOR INC.

UNDERWRITERS’ CLASS B
COMMON STOCK WARRANT

Warrant No. [ ]	Original Issue Date: October , 201[ ](1)

Cerecor Inc., a Delaware corporation (the “Company”), hereby certifies that, as partial compensation for its services as underwriter to the Company,             or its registered assigns (the “Holder”), is entitled to at any time and from time to time the date hereof  through and including April             , 2017, the eighteenth (18) month anniversary of the Effective Date (the “Expiration Date”), but not thereafter, exercise this Warrant to purchase and receive in whole or in part up to [  ](2)shares of common stock, par value $0.001 per share of the Company (the “Common Stock”) underlying this Warrant (the “Warrant Shares”), subject to the following terms and conditions:

1.                                      Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.

(1)  Original Issue Date shall be determined following the exercise of the UPO in accordance with the terms of the UPO.

(2)  Amount to equal 1% of the Firm Units sold in the Offering; provided, however, if more than one warrant is issued, the aggregate amount of shares underlying all of the warrants will equal 1% of the Firm Units sold in the Offering.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means $[         ] per share(3) , subject to adjustment in accordance with Section 10.

“Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property,  (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (5) the Company authorizes the voluntary dissolution, liquidation or winding up of affairs of the Company.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Offering” has the meaning as set forth in that certain Underwriting Agreement, dated as of October      , 2015, by and between the Company and Maxim Group LLC, as the representative of the Underwriters named on Schedule I thereto.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus” means the prospectus dated October     , 2015 filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

(3)  Exercise price will equal 115% of the exercise price of the Class B Warrants sold in the Offering.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2.                                      Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.                                      General Restrictions on Transfers.  The registered Holder of this Warrant agrees by his, her or its acceptance hereof, that except by operation of law or by reason of reorganization of the Company, such Holder will not: (a) sell, transfer, assign, pledge or  hypothecate this Warrant for a period of one hundred eighty (180) days immediately following the effective date of the registration statement, of which the Prospectus forms a part (the  “Effective Date”) to any person other than to (i) Maxim Group LLC (“Maxim”) or an underwriter or a selected dealer participating in the Offering, or (ii) an officer or partner of Maxim or of any such underwriter or selected dealer, and in each case the Warrant so transferred must remain subject to the foregoing lock-up restriction for the remainder of the time period in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Warrant or the Warrant Shares issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or the Warrant Shares hereunder, other than the transfer to (i) Maxim or an underwriter or a selected dealer participating in the Offering, or (ii) an officer or partner of Maxim or of any such underwriter or selected dealer, and in each case the Warrant so transferred must remain subject to the foregoing lock-up restriction for the remainder of the time period in accordance with FINRA Conduct Rule 5110(g)(1).  On and after 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

4.                                      Restrictions Imposed by the Securities Act. The securities evidenced by this Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Loeb & Loeb LLP that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

5.                                      Exercise and Duration of Warrants.  This Warrant shall be exercisable by the registered Holder at any time and from time to time commencing on the Original Issue Date, through and including the Expiration Date.  At 5:00 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.  The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

6.                                      Delivery of Warrant Shares.

(a)                                 Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than five (5) Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise.

(b)                                 Each certificate for the Warrant Shares purchased under this Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law which, in the opinion of counsel to the Company, is available.”

(c)                                  The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Commission, use its commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(d)                                 If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 6(a), then the Holder will have the right to rescind such exercise.

(e)                                  If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 6(a), and if after such fifth Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (such number of shares not to exceed the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise) exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock or Warrants that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, and, upon request, of the Company, evidence of the amount of such loss.

(f)                                   The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

7.                                      Charges, Taxes and Expenses.  Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

8.                                      Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new warrant, (a “New Warrant”), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

9.                                      Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available shares of Common Stock solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of shares of Common Stock which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

10.                               Certain Adjustments.  From and after the Original Issue Date, the Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

(a)                                 Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)                                 Fundamental Transactions.  If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental

Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)                                  Adjustments for Other Distributions  In the event the Company shall declare a distribution on the outstanding Common Stock that is payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s board of directors) or options or rights, then, in each such case for the purpose of this Section 10(c), upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution (or the date of such distribution if no record date is fixed).

(d)                                 Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to this Section 10, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)                                  Calculations.  All calculations under this Section 10 shall be made to the nearest cent or the nearest whole share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered outstanding shares of Common Stock.

(f)                                   Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

11.                               Payment of Exercise Price.  The Holder may pay the Exercise Price in one of the following manners:

(a)                                 Cash Exercise.  The Holder may deliver immediately available funds; or

(b)                                 Cashless Exercise.  If on the Date of Exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Warrant Shares, the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the fair market value of one share of Common Stock.

B = the Exercise Price.

For purposes of this Section 11(b), the fair market value of one share of Common Stock is defined as follows:

(i) if the Company’s Common Stock is traded on a Trading Market, the fair market value shall be deemed the closing price on such Trading Market on the Trading Day immediately prior to the date the exercise form is submitted to the Company in connection with the exercise of this Warrant; or

(ii) if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the closing bid on the Trading Day immediately prior to the date the exercise form is submitted in connection with the exercise of this Warrant; or

(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s board of directors.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

12.                               No Fractional Shares.  No fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

13.                               [INTENTIONALLY OMITTED]

14.                               No Rights as Stockholder.  This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, except as otherwise set forth herein, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

15.                               Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 15 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 15 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be: (i) if to the Company, to Cerecor Inc., 400 East Pratt St., Suite 606, Baltimore, MD 21202, facsimile number: 410-327-4084 , Attention: Chief Executive Officer (or such other address as the Company shall indicate in writing in accordance with this Section 15), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 15.

16.                               Miscellaneous.

(a)                                 This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)                                 All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)                                  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)                                 In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)                                  Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CERECOR INC.

By:
Name:
Title:

EXERCISE NOTICE
CERECOR INC.
WARRANT DATED         , 201[ ]

The undersigned Holder hereby irrevocably elects to purchase                Warrant Shares pursuant to the above referenced Warrant.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)                                 The undersigned Holder hereby exercises its right to purchase                   Warrant Shares pursuant to the Warrant.

(2)                                 (PLEASE CHECK ONE METHOD OF PAYMENT)      The Holder shall pay the sum of $             to the Company in accordance with the terms of the Warrant OR        The Holder shall exercise the Warrant cashlessly in accordance with the terms of the Warrant.

(3)                                 Pursuant to this Exercise Notice, the Company shall deliver to the holder                 Warrant Shares in accordance with the terms of the Warrant.

Dated: ,	Name of Holder:

(Print)

Name:
Title:
Date:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

CERECOR INC.
WARRANT DATED           , 201[ ]
WARRANT NO. [ ]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                  the right represented by the above-captioned Warrant to purchase               share of Company Common Stock and appoints                  attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:                                 ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

ANNEX V

FORM OF PRESS RELEASE

Cerecor Announces [Waiver/Release] of IPO Lock-up Restriction

Cerecor Inc.

, 2015

Baltimore, MD - Cerecor Inc. (Nasdaq: [CERC]) (the “Company”) announced today that Maxim Group LLC, the sole book-running manager for the Company’s initial public offering of       Units, consisting of the Company’s common stock, Class A Warrants and Class B Warrants that closed on           , 2015 is [waiving][releasing] a lock-up restriction with respect to      shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver][release] will take effect on     , 201 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

About Cerecor

[SHORT COMPANY DESCRIPTION TO BE INCLUDED]